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TRANSGLOBE ENERGY CORPORATION ANNOUNCES RELEASE DATE OF
THIRD QUARTER 2017 RESULTS AND CONFERENCE CALL

TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, November 2, 2017 - TransGlobe Energy Corporation (“TransGlobe”) will announce its third quarter 2017 financial and operating results on Thursday November 9, 2017 before the opening of the stock markets. A conference call and webcast to discuss the results will be held the same day:

Time:             8:00 a.m. Mountain Time (10:00 a.m. Eastern Time)
Dial-in:         Canada/US: (416) 340-2218 or toll-free at 1-800-377-0758
International Dial-in:     https://www.confsolutions.ca/ILT?oss=1P1R8003770758
Webcast:         http://www.gowebcasting.com/8979

Shortly after the conclusion of the call, a replay will be available by dialing (905) 694-9451 or toll-free at

1-800-408-3053. The pass code is 5963267#. The replay will expire at 23:59 p.m. (Eastern Time) on November 15, 2017. Thereafter, a copy of the call can be accessed through a link on TransGlobe’s website at www.trans-globe.com.

TransGlobe Energy Corporation is a Calgary-based, growth-oriented oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: (403) 264-9888 Email: investor.relations@trans-globe.com Web site: www.trans-globe.com